 Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan of our report dated March 24, 2009, with respect to the consolidated financial statements of TorreyPines Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Diego, California
November 11, 2009